UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

NxSTAGE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by NxStage Medical, Inc., a Delaware corporation (the “Company”), on August 7, 2017, the Company entered into an Agreement and Plan of Merger, dated August 7, 2017 (the “Merger Agreement”), with Fresenius Medical Care Holdings, Inc., a New York corporation (“Fresenius”) and Broadway Renal Services, a Delaware corporation (“Merger Sub”).

On February 21, 2019, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company. Upon the closing of the Merger, all outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), other than Shares held by the Company, Fresenius or its wholly-owned subsidiaries, or any stockholders properly exercising their appraisal rights under the General Corporation Law of the State of Delaware were converted into the right to receive $30.00 per share in cash, subject to any applicable tax withholdings.

Item 1.02 Termination of a Material Definitive Agreement.

On February 21, 2019, and in connection with the Merger, the Company terminated the Credit Agreement, dated as of June 9, 2014, among the Company and certain of its subsidiaries, Capital One Financial Corporation and Silicon Valley Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, the Merger was completed on February 21, 2019. At the effective time of the Merger (the “Effective Time”), the Company became a wholly-owned subsidiary of Fresenius and, as a result, a change of control of the Company occurred.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On February 21, 2019, in connection with the consummation of the Merger, the Company (i) notified the Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the Nasdaq was suspended prior to commencement of trading on February 22, 2019. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the directors of Merger Sub, William Valle and Peter Gladitsch became directors of the Company. Individual appointments to the various committees of the Company’s Board of Directors (the “Board”) have not been determined as of the date hereof. In connection therewith, each of Robert Funari, Daniel Giannini, Earl Lewis, Craig Moore, Reid Perper, Jean Mixer, James Peters and Heyward Donigan tendered their respective resignations as directors from the Board and from all committees of the Board on which such directors served, effective as of the Effective Time.

Also in connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, William Valle became the Chief Executive Officer of the Company and Jeffrey Burbank and Winifred Swan, the Company’s Chief Executive Officer and SVP and General Counsel, respectively, were removed as executive officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended or restated, and its bylaws, as amended or restated, were each amended and restated in their entirety at the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 7, 2017, by and among Fresenius Medical Care Holdings, Inc., Broadway Renal Services, Inc., and NxStage Medical, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 7, 2017).

3.1	Amended and Restated Certificate of Incorporation of NxStage Medical, Inc.

3.2	Third Amended and Restated By-Laws of NxStage Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By:	/s/ William Valle
Name:	William Valle
Title:	Chief Executive Officer

Date: February 22, 2019